Exhibit 23.3

           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Wauwatosa Holdings, Inc. 2006 Equity Incentive Plan and to the incorporation by reference therein of our report dated August 8, 2003, with respect to the consolidated financial statements of Wauwatosa Savings Bank and subsidiaries for the year ended June 30, 2003 included in its Transition Report (Form 10-K No. 000-51507) for the transition period July 1, 2005 to December 31, 2006, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 20, 2006